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                                                                   EXHIBIT 10.10

                   FIRST AMENDMENT TO PARTNERSHIP AGREEMENT
                       OF NEW DM MANAGEMENT ASSOCIATES I
                       ---------------------------------


     This Agreement is made as of the 1st day of December, 1995 between Robert
B. Stein, Jr., Gregory G. Landry and Mitchell J. Kupperman.


                                   PREAMBLE
                                   --------


     New DM Management Associates I (the "Partnership") was formed as of September 8, 1994 by the execution of a Partnership Agreement by Charles Nirenberg and the parties hereto (the "Partnership Agreement"). Contemporaneously herewith, Charles Nirenberg is withdrawing from the Partnership. This Agreement is an amendment to the Partnership Agreement which sets forth certain amended terms that have been agreed upon in conjunction with the withdrawal of Charles Nirenberg from the Partnership. Capitalized terms used herein which are not defined herein shall have the meanings ascribed to them in the Partnership Agreement.


                                  WITNESSETH:
                                  ----------


     NOW, THEREFORE, the parties hereto have agreed as follows:

     1. Section 2.2 of the Partnership Agreement is hereby amended by deleting the reference to Charles Nirenberg and substituting therefor a reference to Gregory G. Landry.

     2. Section 3.8 of the Partnership Agreement is hereby amended to remove the reference therein to Charles Nirenberg and to provide that the Standard Allocation shall be 33.33% to Robert B. Stein, Jr., 33.33% to Gregory G. Landry and 33.33% to Mitchell J. Kupperman.

     3. Exhibit A to the Partnership Agreement is hereby amended to remove the reference therein to Charles Nirenberg and to provide that the Percentage Interests of Robert B. Stein, Jr., Gregory G. Landry and Mitchell J. Kupperman shall be 33.33% each.

     4. Section 7.1(a) of the Partnership Agreement is hereby amended to provide that Robert B. Stein, Jr. shall serve as Managing Partner, on the same terms and with the same authority as was provided for Charles Nirenberg under the Partnership Agreement.
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     5.   Section 7.1(b) of the Partnership Agreement is hereby deleted and the following new Section 7.1(b) is inserted in its place:

     (b) The Managing Partner shall take such action as he deems necessary to provide for and supervise the operation of the Property and to manage the Partnership for the purposes set forth in Section 2.1, including, but not limited to, exercising on behalf of the Partnership, any and all authority and rights granted to the Partnership, as general partner of DM Associates Limited Partnership ("DM Associates"), a Connecticut limited partnership, pursuant to the Agreement of Limited Partnership of DM Associates Limited Partnership, except that the Managing Partner shall not, and shall not have the authority to, vote or exercise consensual rights or direct the voting or exercise of consensual rights of any DMCS Shares, as defined in the Partnership Agreement of DM Associates (the "DMCS Shares"), that the Partnership has the power and authority to vote pursuant to such Partnership Agreement, as to any matter, unless such vote or exercise of consensual rights by the Managing Partner is agreed to by Partners representing more than 50% of the Partner Percentage Interests (and the Managing Partner shall vote (or direct the voting of) such DMCS Shares, or shall exercise consensual rights (or direct the exercise of consensual rights) in connection with such DMCS Shares in such manner as Partners representing more than 50% of the Partner Percentage Interests shall direct). If the Managing Partner fails to vote (or direct the voting of) or exercise consensual rights with respect to (or direct the exercise of consensual rights with respect to) DMCS Shares that the Partnership has the power and authority to vote, in such manner as Partners representing more than 50% of the Partner Percentage Interests shall direct, then such DMCS Shares may be voted by ballot, proxy, or consent executed by Partners representing more than 50% of the Partner Percentage Interests. Notwithstanding anything in this Section 7.1(b) to the contrary, any of the DMCS Shares that the Partnership has the power and authority to vote pursuant to the Partnership Agreement of DM Associates that are Pledged Shares shall be voted in accordance with the Majority of Other Shares Procedure. As used herein, "Pledged Shares" shall mean DMCS Shares that are pledged by DM Associates to the Company as security for indebtedness of the Partnership to the Company. The Managing Partner agrees to manage and control the affairs of the Partnership to the best of his ability and to conduct the operations contemplated by this Agreement in a careful and prudent manner. The Managing Partner shall devote to the Partnership business all such time
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     and effort as shall be required to operate and manage the business of the
     Partnership effectively and to carry out the purposes set forth in Section 2.1.

     As used herein, the "Majority of Other Shares Procedure" shall be as follows:

     (i) At any meeting of the shareholders of the Company, the Partnership shall cause one preliminary calculation (each, a "Preliminary Calculation") to be made not less than 5 minutes after the commencement of voting upon each election, proposal or other matter (each, a "Proposal") to be voted on at such meeting by holders of shares of Class B Common Stock of the Company, in order to determine the manner in which the shares of Class B Common Stock of the Company voted at such meeting, including the DMCS Shares owned by DM Associates, other than the Pledged Shares (the "Other Class B Shares"), have been voted on each Proposal;

     (ii) Upon completing the Preliminary Calculation and determining the percentage of the Other Class B Shares that were voted for or against a Proposal (and in an election, for or against the election of any person), the Partnership shall vote the same percentage of the Pledged Shares for and against the Proposal as the percentage of Other Class B Shares in the Preliminary Calculation that were voted for and against the Proposal; for such purpose, the percentage of the Other Class B Shares that were voted for or against a Proposal shall be calculated based upon (a) the total number of outstanding shares of Class B Common Stock on the record date of the shareholders meeting, if Delaware law or the Company's Certificate of Incorporation or Bylaws requires that the Proposal be approved by a specified percentage of all of the outstanding shares of Class B Common Stock or of the combined voting power of all outstanding shares of Class A Common Stock and Class B Common Stock of the Company, or (b) the number of Other Class B Shares that are present (in person or by proxy) and voting at the meeting of the shareholders, if subclause (a) of this Section 7.1(b)(ii) is not applicable; and

     (iii) With respect to any action proposed to be taken by the written consent of the holders of (a) the Class B Common Stock of the Company, or
     (b) the Class A and B Common Stock of the Company, the same percentage of Pledged Shares shall consent to the proposed action as the percentage of all outstanding Other Class B Shares that have consented to such action; for such purpose, the total number of outstanding shares of Class
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     B Common Stock shall be determined as of the record date for the taking of such action.

     6. The parties acknowledge that a Termination Event has occurred and that the limitations set forth in Section 7.2(c) with respect to the sale or disposition of Excluded Shares, are no longer in effect.

     7. Section 8.5 of the Partnership Agreement is hereby amended to provide that Robert B. Stein, Jr. is hereby designated as the Tax Matters Partner.

     8. The parties hereto agree to continue the business of the Partnership, notwithstanding the withdrawal of Charles Nirenberg from the Partnership.

     9. The following is hereby deleted from Section 10.2: "in the event Gregory Landry and the Managing Partner each furnish a written consent to such modification or amendment, Mr. Landry's consent will be considered null and void and shall be deemed to not have been cast; provided further, however,".

     10. Section 10.6 of the Partnership Agreement is hereby deleted and the following new Section 10.6 is inserted in its place:

          10.6 ENTIRE AGREEMENT. This Agreement, together with the Partnership Agreement and the letter from Charles Nirenberg to FCN Properties Corporation, DM Associates Limited Partnership, New DM Management Associates I, New DM Management Associates II, The Nirenberg Family Charitable Foundation, Inc. (k/n/a The Nirenberg Foundation, Inc.), HNB Investment Corp., Mr. Gregory G. Landry, Mr. Robert B. Stein, Jr., and Mr. Mitchell J. Kupperman, dated January 25, 1995 and agreed to in writing by such addressees, a copy of which is attached hereto as Exhibit A,
                                                            ---------
     constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes any prior agreement or understanding among them, oral or written.

     11. References in Sections 1.8, 1.17 and 6.5 of the Agreement to Charles Nirenberg are hereby deleted. Section 1.13 of the Partnership Agreement is hereby amended by deleting the reference to Charles Nirenberg and substituting therefor a reference to Robert B. Stein, Jr.
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     12.  Any notice required with respect to any of the matters set forth herein is hereby waived.

     13. Except to the extent expressly amended herein, the Partnership Agreement shall continue in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Agreement this 1st day of December, 1995.



                                       /s/ Robert B. Stein, Jr.
                                       -----------------------------------------
                                       Robert B. Stein, Jr.



                                       /s/ Gregory G. Landry
                                       -----------------------------------------
                                       Gregory G. Landry



                                       /s/ Mitchell J. Kupperman
                                       -----------------------------------------
                                       Mitchell J. Kupperman



     The undersigned Class B limited partners of DM Associates Limited Partnership consent to this First Amendment to Partnership Agreement of New DM Management Associates I.

                                       THE NIRENBERG FOUNDATION, INC.



                                       By /s/ Charles Nirenberg
                                         ---------------------------------------
                                         Charles Nirenberg
                                         Its President
                                         December 1, 1995


                                       /s/ Charles Nirenberg
                                       -----------------------------------------
                                       Charles Nirenberg
                                       December 1, 1995